Exhibit 99.1

Contact:
	Investors:	Annette Arribas, CTP
724.514.1782
annette.arribas@ansys.com
NEWS RELEASE	Media:	Jackie Mavin 724.514.3053
FOR IMMEDIATE RELEASE		jackie.mavin@ansys.com

ANSYS, INC. REPORTS RECORD THIRD QUARTER RESULTS THAT

HIGHLIGHT STRONG MARGINS AND EPS OVERPERFORMANCE

Company Updates 2012 Guidance and Provides Preliminary 2013 Outlook

Highlights

•	GAAP revenue of $196.9 million and non-GAAP revenue of $199.8 million
•	GAAP diluted earnings per share of $0.54 and non-GAAP diluted earnings per share of $0.74
•	Operating cash flows of $70.4 million
•	GAAP operating profit margin of 37.4% and non-GAAP operating profit margin of 51.0%

PITTSBURGH, PA., November 1, 2012 /PR NEWSWIRE/ — ANSYS, Inc. (NASDAQ: ANSS) today announced third quarter 2012 results with total non-GAAP revenue up 12% as compared to Q3 2011, while non-GAAP net income increased 13% compared to Q3 2011. Year-to-date non-GAAP revenue and net income increased 17% and 16%, respectively, compared to the first nine months of 2011. Non-GAAP earnings per share increased 12% for the quarter and 15% for the first nine months of 2012, each as compared to the same period in 2011.

“We continue to have tremendous opportunity as demonstrated by these third quarter record results. However, we are facing a challenging and uncertain environment, which has led to a noticeable lengthening of procurement cycles,” stated Jim Cashman, ANSYS president & CEO. “In spite of these realities, our business model provided strong earnings, which exceeded the guidance range, and revenues in the mid-range of our guidance. Customer interest remains strong, but we expect these macro-economic challenges and longer sales cycles to continue through the remainder of the year and into the next. At the core of the business, the long-term remains driven by customer reliance on our solutions to help fuel their internal innovation, while a strong balance sheet, cash flows, margins and recurring revenue base provide stability through the short-term economic ripples. With the upcoming release of ANSYS® 14.5, the breadth and depth of our engineering simulation portfolio continues to expand. We are well-positioned to continue to deliver long-term value to our customers and stockholders.”

ANSYS' third quarter and year-to-date 2012 financial results are presented below. The 2012 non-GAAP results exclude the income statement effects of acquisition accounting adjustments to deferred revenue, as well as the impact of stock-based compensation, acquisition-related amortization of intangible assets and transaction costs related to the acquisition of Esterel Technologies, Inc. The 2011 non-GAAP results exclude the income statement effects of acquisition accounting adjustments to deferred revenue, as well as the impact of stock-based compensation, acquisition-related amortization of intangible assets and transaction costs related to the acquisition of Apache Design, Inc.

GAAP and non-GAAP results reflect:

•	Total GAAP revenue of $196.9 million in the third quarter of 2012 as compared to $172.9 million in the third quarter of 2011; total GAAP revenue of $577.3 million in the first nine months of 2012 as compared to $493.2 million in the first nine months of 2011; total non-GAAP revenue of $199.8 million in the third quarter of 2012 as compared to $177.9 million in the third quarter of 2011; total non-GAAP revenue of $583.2 million in the first nine months of 2012 as compared to $498.2 million in the first nine months of 2011;

Exhibit 99.1

•	A GAAP operating profit margin of 37.4% in the third quarter of 2012 as compared to 37.8% in the third quarter of 2011; a GAAP operating profit margin of 36.8% in the first nine months of 2012 as compared to 39.0% in the first nine months of 2011; a non-GAAP operating profit margin of 51.0% in the third quarter of 2012 as compared to 50.6% in the third quarter of 2011; a non-GAAP operating profit margin of 50.4% in the first nine months of 2012 as compared to 50.7% in the first nine months of 2011;

•	GAAP net income of $51.6 million in the third quarter of 2012 as compared to $45.5 million in the third quarter of 2011; GAAP net income of $147.4 million in the first nine months of 2012 as compared to $133.2 million in the first nine months of 2011; non-GAAP net income of $70.4 million in the third quarter of 2012 as compared to $62.1 million in the third quarter of 2011; non-GAAP net income of $201.5 million in the first nine months of 2012 as compared to $174.1 million in the first nine months of 2011;

•	GAAP diluted earnings per share of $0.54 in the third quarter of 2012 as compared to $0.48 in the third quarter of 2011; GAAP diluted earnings per share of $1.55 in the first nine months of 2012 as compared to $1.41 in the first nine months of 2011; non-GAAP diluted earnings per share of $0.74 in the third quarter of 2012 as compared to $0.66 in the third quarter of 2011; non-GAAP diluted earnings per share of $2.12 in the first nine months of 2012 as compared to $1.85 in the first nine months of 2011; and

•	Operating cash flows of $70.4 million in the third quarter of 2012 as compared to $66.3 million in the third quarter of 2011; operating cash flows of $228.8 million in the first nine months of 2012 as compared to operating cash flows of $230.0 million in the first nine months of 2011.

The Company's GAAP results reflect stock-based compensation charges of approximately $8.1 million ($6.0 million after tax) or $0.06 diluted earnings per share for the third quarter of 2012 and approximately $23.9 million ($17.6 million after tax) or $0.19 diluted earnings per share for the first nine months of 2012. The non-GAAP financial results highlighted above, and the non-GAAP financial outlook for 2012 and 2013 discussed below, represent non-GAAP financial measures. Reconciliations of these measures to the appropriate GAAP measures for the three and nine months ended September 30, 2012 and 2011, and for the 2012 and 2013 financial outlook, are included in the condensed financial information included in this release.

Management's Remaining 2012 and Preliminary 2013 Financial Outlook

The Company is providing its 2012 revenue and earnings per share guidance below, as well as its preliminary outlook for 2013. The earnings per share guidance is provided on both a GAAP and a non-GAAP basis. Non-GAAP revenue and non-GAAP diluted earnings per share exclude charges for stock-based compensation, the income statement effects of acquisition accounting for deferred revenue, acquisition-related amortization of intangible assets and acquisition-related expenses.

Fourth Quarter 2012 Guidance

The Company currently expects the following for the quarter ending December 31, 2012:

•	GAAP revenue in the range of $211.3 - $218.3 million
•	Non-GAAP revenue in the range of $215.0 - $222.0 million
•	GAAP diluted earnings per share of $0.49 - $0.55
•	Non-GAAP diluted earnings per share of $0.71 - $0.74

Fiscal Year 2012 Guidance

The Company currently expects the following for the fiscal year ending December 31, 2012:

•	GAAP revenue in the range of $788.6 - $795.6 million
•	Non-GAAP revenue in the range of $798.2 - $805.2 million
•	GAAP diluted earnings per share of $2.04 - $2.10
•	Non-GAAP diluted earnings per share of $2.83 - $2.86

Fiscal Year 2013 Preliminary Outlook

The Company currently expects the following for the fiscal year ending December 31, 2013:

•	GAAP revenue in the range of $880.6 - $905.6 million
•	Non-GAAP revenue in the range of $885.0 - $910.0 million

Exhibit 99.1

•	GAAP diluted earnings per share of $2.29 - $2.43
•	Non-GAAP diluted earnings per share of $3.00 - $3.12

These statements are forward-looking and actual results may differ materially. Non-GAAP diluted earnings per share is a supplemental financial measure and should not be considered as a substitute for, or superior to, diluted earnings per share determined in accordance with GAAP.

Conference Call Information

ANSYS will hold a conference call at 10:30 a.m. Eastern Time on November 1, 2012 to discuss third quarter results. To participate in the live conference call, dial 800-860-2442 (US) or 412-858-4600 (Canada & Int’l). The call will be recorded and a replay will be available approximately two hours after the call ends. The replay will be available for ten days by dialing 877-344-7529 (US) or 412-317-0088 (Canada and Int’l) and entering the pass code 10019986. The archived webcast can be accessed, along with other financial information, on ANSYS' website at http://investors.ansys.com.

ANSYS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	September 30, 2012	December 31, 2011
ASSETS:

Cash & short-term investments	$555,341	$472,404
Accounts receivable, net	77,861	84,602
Goodwill	1,252,706	1,225,375
Other intangibles, net	368,980	383,420
Other assets	303,416	282,669

Total assets	$2,558,304	$2,448,470

LIABILITIES & STOCKHOLDERS' EQUITY:

Deferred revenue	$273,636	$259,155
Long-term debt (including current portion)	79,723	127,572
Other liabilities	308,455	307,270
Stockholders' equity	1,896,490	1,754,473

Total liabilities & stockholders' equity	$2,558,304	$2,448,470

Exhibit 99.1

ANSYS, INC. AND SUBSIDIARIES Condensed Consolidated Statements of Income (in thousands, except per share data) (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Revenue:
Software licenses	$123,027	$104,477	$359,933	$297,780
Maintenance and service	73,882	68,458	217,337	195,460

Total revenue	196,909	172,935	577,270	493,240

Cost of sales:
Software licenses	5,473	4,220	17,758	10,144
Amortization	10,244	8,993	30,583	23,993
Maintenance and service	18,039	17,814	54,494	51,535
Total cost of sales	33,756	31,027	102,835	85,672

Gross profit	163,153	141,908	474,435	407,568

Operating expenses:
Selling, general and administrative	49,195	43,180	143,424	123,786
Research and development	33,506	28,899	98,422	78,779
Amortization	6,800	4,500	19,975	12,587
Total operating expenses	89,501	76,579	261,821	215,152

Operating income	73,652	65,329	212,614	192,416

Interest expense	(632)	(753)	(2,173)	(2,330)
Interest income	774	789	2,562	2,196
Other (expense) income, net	(355)	78	(1,010)	(544)

Income before income tax provision	73,439	65,443	211,993	191,738

Income tax provision	21,820	19,897	64,573	58,520

Net income	$51,619	$45,546	$147,420	$133,218

Earnings per share – basic:
Basic earnings per share	$0.56	$0.49	$1.59	$1.45
Weighted average shares – basic	92,448	92,277	92,631	91,995

Earnings per share - diluted:
Diluted earnings per share	$0.54	$0.48	$1.55	$1.41
Weighted average shares – diluted	94,755	94,445	94,958	94,268

Exhibit 99.1

ANSYS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures

(Unaudited)

(in thousands, except percentages and per share data)

	Three Months Ended
	September 30, 2012				September 30, 2011
	As Reported	Adjustments		Non- GAAP Results	As Reported	Adjustments		Non- GAAP Results
Total revenue	$196,909	$2,923	(1)	$199,832	$172,935	$4,925	(4)	$177,860
Operating income	73,652	28,265	(2)	101,917	65,329	24,665	(5)	89,994
Operating profit margin	37.4%			51.0%	37.8%			50.6%
Net income	$51,619	$18,815	(3)	$70,434	$45,546	$16,557	(6)	$62,103
Earnings per share – diluted:
Diluted earnings per share	$0.54			$0.74	$0.48			$0.66
Weighted average shares - diluted	94,755			94,755	94,445			94,445

(1)	Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.

(2)	Amount represents $17.0 million of amortization expense associated with intangible assets acquired in business combinations, $8.1 million of stock-based compensation expense, the $2.9 million adjustment to revenue as reflected in (1) above and $0.2 million of transaction expenses related to the Esterel acquisition.

(3)	Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $9.5 million.

(4)	Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.

(5)	Amount represents $13.5 million of amortization expense associated with intangible assets acquired in business combinations, $6.1 million of stock-based compensation expense, the $4.9 million adjustment to revenue as reflected in (4) above and $0.2 million of transaction expenses related to the Apache acquisition.

(6)	Amount represents the impact of the adjustments to operating income referred to in (5) above, adjusted for the related income tax impact of $8.1 million.

Exhibit 99.1

ANSYS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures

(Unaudited)

(in thousands, except percentages and per share data)

	Nine Months Ended
	September 30, 2012				September 30, 2011
	As Reported	Adjustments		Non- GAAP Results	As Reported	Adjustments		Non- GAAP Results
Total revenue	$577,270	$5,916	(1)	$583,186	$493,240	$4,925	(4)	$498,165
Operating income	212,614	81,264	(2)	293,878	192,416	60,072	(5)	252,488
Operating profit margin	36.8%			50.4%	39.0%			50.7%
Net income	$147,420	$54,040	(3)	$201,460	$133,218	$40,917	(6)	$174,135
Earnings per share – diluted:
Diluted earnings per share	$1.55			$2.12	$1.41			$1.85
Weighted average shares - diluted	94,958			94,958	94,268			94,268

(1)	Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.

(2)	Amount represents $50.6 million of amortization expense associated with intangible assets acquired in business combinations, $23.9 million of stock-based compensation expense, the $5.9 million adjustment to revenue as reflected in (1) above and $0.9 million of transaction expenses related to the Esterel acquisition.

(3)	Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $27.2 million.

(4)	Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.

(5)	Amount represents $36.6 million of amortization expense associated with intangible assets acquired in business combinations, $16.6 million of stock-based compensation expense, the $4.9 million adjustment to revenue as reflected in (4) above and $2.0 million of transaction expenses related to the Apache acquisition.

(6)	Amount represents the impact of the adjustments to operating income referred to in (5) above, adjusted for the related income tax impact of $19.2 million.

Exhibit 99.1

ANSYS, INC. AND SUBSIDIARIES

Reconciliation of Forward-Looking Guidance

Quarter Ending December 31, 2012

Earnings Per Share Range – Diluted

U.S. GAAP expectation	$0.49 - $0.55
Adjustment to exclude acquisition accounting adjustment to deferred revenue	$0.02 - $0.03
Adjustment to exclude acquisition–related amortization	$0.11 - $0.12
Adjustment to exclude stock–based compensation	$0.06 - $0.07

Non-GAAP expectation	$0.71 - $0.74

ANSYS, INC. AND SUBSIDIARIES

Reconciliation of Forward-Looking Guidance

Year Ending December 31, 2012

Earnings Per Share Range – Diluted

U.S. GAAP expectation	$2.04 - $2.10
Adjustment to exclude acquisition accounting adjustment to deferred revenue	$0.06 - $0.07
Adjustment to exclude acquisition–related amortization	$0.44 - $0.45
Adjustment to exclude acquisition-related transaction costs	$0.01
Adjustment to exclude stock–based compensation	$0.25 - $0.26

Non-GAAP expectation	$2.83 - $2.86

ANSYS, INC. AND SUBSIDIARIES

Reconciliation of Forward-Looking Guidance

Year Ending December 31, 2013

Earnings Per Share Range – Diluted

U.S. GAAP expectation	$2.29 - $2.43
Adjustment to exclude acquisition accounting adjustment to deferred revenue	$0.03
Adjustment to exclude acquisition–related amortization	$0.39 - $0.40
Adjustment to exclude stock–based compensation	$0.27 - $0.28

Non-GAAP expectation	$3.00 - $3.12

Use of Non-GAAP Measures

The Company provides non-GAAP revenue, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company's operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.

Exhibit 99.1

Management uses non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and its employees. In addition, many financial analysts that follow our Company focus on and publish both historical results and future projections based on non-GAAP financial measures. We believe that it is in the best interest of our investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested, and the Company has historically reported, these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company's competitors and may not be directly comparable to similarly titled measures of the Company's competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Acquisition accounting for deferred revenue and its related tax impact. Historically, the Company has consummated acquisitions in order to support the Company’s strategic and other business objectives. In accordance with the fair value provisions applicable to the accounting for business combinations, acquired deferred revenue is often recorded on the opening balance sheet at an amount that is lower than the historical carrying value. Although this acquisition accounting requirement has no impact on the Company's business or cash flow, it adversely impacts the Company's reported GAAP revenue in the reporting periods following an acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company provides non-GAAP financial measures which exclude the impact of the acquisition accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related annual lease licenses and software maintenance contracts are renewed in future periods.

Amortization of intangibles from acquisitions and its related tax impact. The Company incurs amortization of intangibles, included in its GAAP presentation of amortization expense, related to various acquisitions it has made in recent years. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past reports of financial results of the Company as the Company has historically reported these non-GAAP financial measures.

Stock-based compensation expense and its related tax impact. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of software licenses, cost of maintenance and service, research and development expense and selling, general and administrative expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company. Specifically, the Company excludes stock-based compensation during its annual budgeting process and its quarterly and annual assessments of the Company's and management's performance. The annual budgeting process is the primary mechanism whereby the Company allocates resources to various initiatives and operational requirements. Additionally, the annual review by the board of directors during which it compares the Company's historical business model and profitability to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results. In fact, the Company records stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable. In this way, management is able to review, on a period-to-period basis, each manager's performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in its financial reporting, as well as comparability with competitors' operating results.

Exhibit 99.1

Transaction costs related to business combinations. The Company incurs expenses for professional services rendered in connection with business combinations, which are included in its GAAP presentation of selling, general and administrative expense. These expenses are generally not tax-deductible. Management excludes these acquisition-related transaction costs for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company, as it generally would not have otherwise incurred these expenses in the periods presented as a part of its continuing operations. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in its financial reporting, as well as comparability with competitors' operating results.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

GAAP Reporting Measure Non-GAAP Reporting Measure

Revenue	Non-GAAP Revenue
Operating Income	Non-GAAP Operating Income
Operating Profit Margin	Non-GAAP Operating Profit Margin
Net Income	Non-GAAP Net Income
Diluted Earnings Per Share	Non-GAAP Diluted Earnings Per Share

About ANSYS, Inc.

ANSYS brings clarity and insight to customers' most complex design challenges through fast, accurate and reliable engineering simulation. Our technology enables organizations ― no matter their industry ― to predict with confidence that their products will thrive in the real world. Customers trust our software to help ensure product integrity and drive business success through innovation. Founded in 1970, ANSYS employs approximately 2,400 professionals, many of them experts in engineering fields such as finite element analysis, computational fluid dynamics, electronics and electromagnetics, and design optimization. Headquartered south of Pittsburgh, Pennsylvania, U.S.A., ANSYS has more than 65 strategic sales locations throughout the world with a network of channel partners in 40+ countries. Visit www.ansys.com for more information.

Exhibit 99.1

Forward-Looking Information

Certain statements contained in this press release regarding matters that are not historical facts, including, but not limited to, statements regarding our projections for revenue and earnings per share for the fourth quarter, fiscal year 2012 and 2013 outlook (both GAAP and non-GAAP, as applicable, to exclude purchase accounting for deferred revenue, acquisition-related amortization and stock-based compensation expense), statements about management's views concerning the Company's prospects and outlook for 2013, including statements and projections relating to the impact of stock-based compensation, statements regarding management's use of non-GAAP financial measures, statements regarding the Company’s fourth quarter and beyond visibility, statements regarding the Company continuing to have tremendous opportunity, statements regarding facing a challenging and uncertain environment and lengthening procurement cycles, statements regarding the Company’s customers’ interest level, statements regarding expecting macro-economic challenges and longer sales cycles to continue through the remainder of the year and into the next, statements regarding the long-term remaining driven by customer reliance on the Company’s solutions and the cause of that reliance, statements regarding the strength of the Company’s balance sheet, cash flows, margins and recurring revenue base and their impact on the Company in the short term, statements regarding the upcoming release of ANSYS 14.5, statements regarding the breadth and depth of our engineering simulation portfolio continuing to expand, and statements regarding the Company being well-positioned to continue to deliver long-term value to our customers and stockholders, are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties including, but not limited to, the risk that adverse conditions in the global economy and financial markets will significantly affect ANSYS’ customers’ ability to make new purchases from the Company or to pay for prior purchases, the risk of declines in the economy of one or more of ANSYS’ primary geographic regions, the risk that ANSYS’ operating results will be adversely affected by changes in currency exchange rates, the risk that the assumptions underlying ANSYS' anticipated revenues and expenditures will change or prove inaccurate, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs, uncertainties regarding the demand for ANSYS' products and services in future periods, the risk that ANSYS has overestimated the strength of the demand among its customers for its products, uncertainties regarding customer acceptance of new products, including the upcoming release of ANSYS 14.5, the risk that ANSYS' operating results will be adversely affected by possible delays in developing, completing, or shipping new or enhanced products, the risk that enhancements to the Company's products may not produce anticipated sales, the risk that third parties may misappropriate the Company’s proprietary technology or develop similar technology independently, the risk of difficulties in the relationship with ANSYS’ independent regional channel partners, the risk that the expected income tax impacts of the merger of the Company’s Japan subsidiaries will not be realized in one or more future periods, the risk that ANSYS may not achieve the perceived benefits of the Esterel acquisition or that the integration of Esterel may not be successful, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.'s 2011 Annual Report and Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events, after the date they were made.

ANSYS and any and all ANSYS, Inc. brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries.  All other brand, product, service and feature names or trademarks are the property of their respective owners.

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